DREAM FINDERS HOMES, INC.
FORM OF INDEMNIFICATION AGREEMENT
This Indemnification Agreement (this “Agreement”), made and entered into as of the ___ day of _________, 202__ by and between Dream Finders Homes, Inc., a Texas corporation (the “Corporation”), and ________________ (“Indemnitee”).
W I T N E S S E T H:
WHEREAS, Indemnitee is currently serving or is about to begin serving as a director and/or officer of the Corporation and/or in another Corporate Status, and Indemnitee is willing, subject to, among other things, the Corporation’s execution and performance of this Agreement, to continue in or assume such capacity or capacities;
WHEREAS, Chapter 8 of the TBOC (“Chapter 8”), empowers the Corporation to indemnify by agreement its officers, directors, employees and agents and/or persons serving in another Corporate Status and expressly provides that the Corporation may purchase or procure or establish and maintain insurance or other arrangement to indemnify or hold harmless such persons against any liability. The Corporation’s Amended & Restated Certificate of Formation (the “Certificate of Formation”) permits and the Bylaws of the Corporation (the “Bylaws” and together with the Certificate of Formation, the “Organizational Documents”) require indemnification of the directors and officers of the Corporation and advancement of expenses to the fullest extent permitted under Texas law, subject to specific terms and conditions. Indemnitee may also be entitled to indemnification pursuant to the TBOC. The Bylaws and the TBOC expressly provide that the indemnification pursuant thereto is not exclusive and contemplate that contracts may be entered into between the Corporation and members of the Board, officers, and other persons with respect to indemnification;
WHEREAS, in order to induce Indemnitee to provide services as contemplated hereby, the Corporation has deemed it to be in its best interest to enter into this Agreement with Indemnitee;
NOW, THEREFORE, in consideration of Indemnitee’s agreement to provide services to the Corporation and/or certain of its affiliates as contemplated hereby, the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto stipulate and agree as follows:

ARTICLE I
Certain Definitions
As used herein, the following words and terms shall have the following respective meanings (whether singular or plural):
“Board” means the Board of Directors of the Corporation.
“Change of Control” means a change in control of the Corporation, which shall be deemed to have occurred in any one of the following circumstances: (i) there shall have occurred an event required to be reported with respect to the Corporation in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not the Corporation is then subject to such reporting requirement; (ii) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) shall have become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 30% or more of the combined voting power of the Corporation’s then outstanding voting securities; (iii) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter; or (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (including, for this purpose, any new director whose election or nomination for election by the Corporation’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.
“Corporate Status” means the status of an Indemnitee as a director, officer, employee, agent or fiduciary of the Corporation or of any other corporation, partnership, limited liability company, association, joint venture, trust, employee benefit plan or other enterprise that Indemnitee is or was serving at the request of the Corporation.
“Expenses” means all direct and indirect costs of any type or nature whatsoever including, without limitation, all reasonable attorneys’ fees and related disbursements and reasonable out of-pocket-costs, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other reasonable disbursements, costs or expenses customarily paid or incurred by Indemnitee in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness, or otherwise involved in (i) a Proceeding, or establishing or enforcing a right to indemnification under this Agreement, TBOC or otherwise; provided, however, that Expenses shall not include any judgments, fines, taxes (including ERISA or other benefit plan related excise taxes or penalties) or amounts paid in settlement of a Proceeding; (ii) any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent; or (iii) recovery under any directors and officers liability insurance policies or other applicable insurance policies maintained by the Corporation, regardless of whether Indemnitee is ultimately determined to be entitled to such indemnification, advancement of Expenses or insurance recovery, as the case may be.
“Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and (i) neither presently is, nor in the five years previous to his selection or appointment has been, retained to represent: (a) the Corporation or Indemnitee in any matter material to either such party or (b) any other party to the Proceeding giving rise to a claim for indemnification hereunder (ii) who would not, under applicable standards of professional conduct, have a conflict of interest in representing either the Corporation or Indemnitee.
“Independent Director” means a member of the Board who is not a party to the Proceeding for which a claim for advancement or indemnification is sought under this Agreement.

“Matter” means a claim, a material issue or a substantial request for relief.
“Other Liabilities” means any and all liabilities of any type whatsoever, including, but not limited to, judgments, fines, penalties, any federal, state or local taxes (including excise taxes or penalties related to ERISA or other benefit plans), and amounts paid in settlement, and all interest, taxes, assessments and other charges paid or payable in connection with or in respect of any such judgments, fines, or penalties or amounts paid in settlement.
“Proceeding” includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding, including any appeal thereof, whether civil, criminal, administrative or investigative, except one initiated by Indemnitee pursuant to Section 6.1 of this Agreement to enforce his rights under this Agreement.
“TBOC” means the Texas Business Organizations Code.
ARTICLE II
Services by Indemnitee
Section 1.1 Services by Indemnitee. Indemnitee agrees to serve or continue to serve in his current capacity or capacities as a director, officer, employee, agent or fiduciary of the Corporation. Indemnitee also agrees to serve, as the Corporation may request from time to time, as a director, officer, employee, agent or fiduciary of any other corporation, partnership, limited liability company, association, joint venture, trust or other enterprise in which the Corporation has an interest. Indemnitee and the Corporation each acknowledge that they have entered into this Agreement as a means of inducing Indemnitee to serve the Corporation in such capacities. Indemnitee may at any time and for any reason resign from such position or positions (subject to any other contractual obligation or any obligation imposed by operation of law). The Corporation shall have no obligation under this Agreement to continue Indemnitee in any such position for any period of time and shall not be precluded by the provisions of this Agreement from removing Indemnitee from any such position at any time.
ARTICLE III
Indemnification
Section 1.1 General Agreement. The Corporation shall, within 30 days after written demand is presented to the Corporation, indemnify and hold Indemnitee harmless from and against any and all Expenses and Other Liabilities incurred by Indemnitee in connection with a Proceeding related to the fact that Indemnitee is or was a director or officer of the Corporation or is or was serving in another Corporate Status, to the fullest extent not prohibited by the provisions of the Corporation’s Bylaws or the TBOC, as the same may be amended from time to time (but only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the Bylaws or the TBOC permitted prior to the adoption of such amendment).
Section 1.2 Success on the Merits or Otherwise. If Indemnitee is, by reason of his Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he shall be indemnified against all Expenses and Other Liabilities actually and reasonably incurred by him or on his behalf in connection therewith to the fullest extent permitted by applicable law. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more Matters in such Proceeding, the Corporation shall indemnify Indemnitee against all Expenses and Other Liabilities actually and reasonably incurred by him or on his behalf relating to such successfully resolved Matter, to the fullest extent permitted by law. The termination of any Matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such Matter.

Section 1.3 Exceptions to Indemnification. Any other provision herein to the contrary notwithstanding Indemnitee’s rights to indemnification and/or advancement are subject to the following exceptions:
(a)Claims Initiated by Indemnitee. The Corporation shall not be obligated pursuant to the terms of this Agreement to indemnify or advance Expenses or Other Liabilities to Indemnitee with respect to Proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except (i) with respect to Proceedings brought to establish or enforce a right to indemnification under this Agreement, any other statute or law, as permitted under Chapter 8 of the TBOC, or otherwise, (ii) where the Board has consented to the initiation of such Proceeding, or (iii) with respect to Proceedings brought to discharge Indemnitee’s fiduciary responsibilities, whether under ERISA or otherwise, but such indemnification or advancement of Expenses may be provided by the Corporation in specific cases if the Board finds it to be appropriate.
(b)Actions Based on Federal Statutes Regarding Profit Recovery and Return of Bonus Payments. The Corporation shall not be obligated pursuant to the terms of this Agreement to indemnify Indemnitee on account of (i) any suit in which judgment is rendered against Indemnitee by a court of competent jurisdiction in a final adjudication not subject to further appeal for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Corporation pursuant to the provisions of Section 16(b) of the Exchange Act and amendments thereto or similar provisions of any federal, state or local statutory law, (ii) any reimbursement paid to the Corporation by the Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by the Indemnitee from the sale of securities of the Corporation, as required in each case under the Exchange Act, including but not limited to any such reimbursements that arise from an accounting restatement of the Corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Corporation of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act; or (iii) any reimbursement of the Corporation by Indemnitee of any compensation pursuant to any compensation recoupment or clawback policy adopted by the Board or the compensation committee of the Board, including but not limited to any such policy adopted to comply with stock exchange listing requirements implementing Section 10D of the Exchange Act.
(c)Exception for Amounts Covered by Insurance and Other Sources. Notwithstanding the foregoing, the Corporation shall not be obligated to indemnify Indemnitee for Expenses or Other Liabilities of any type whatsoever (including, but not limited to judgments, fines, penalties, ERISA excise taxes or penalties and amounts paid in settlement) to the extent such have been paid directly to Indemnitee (or paid directly to a third party on Indemnitee’s behalf) by any directors and officers, or other type, of insurance maintained by the Corporation; provided, however, that payment made to Indemnitee pursuant to an insurance policy purchased and maintained by Indemnitee at his or her own expense of any amounts otherwise indemnifiable or obligated to be made pursuant to this Agreement shall not reduce the Corporation’s obligations to Indemnitee pursuant to this Agreement.
(d)Prohibited Indemnification. The Corporation shall not be obligated pursuant to the terms of this Agreement to indemnify Indemnitee for Expenses or Other Liabilities if such indemnification is (i) prohibited by law as determined by a court of competent jurisdiction in a final adjudication not subject to further appeal, or (ii) if applicable, Indemnitee did not satisfy the applicable standard of conduct determinations under this Agreement or applicable law.

ARTICLE IV
Advancement of Expenses
Section 1.1 Advances. In the event of any threatened or pending Proceeding in which Indemnitee is a party or is involved and that may give rise to a right of indemnification under this Agreement, following written request to the Corporation by Indemnitee, the Corporation shall promptly pay to Indemnitee amounts to cover Expenses reasonably incurred by Indemnitee in such Proceeding in advance of its final disposition upon the receipt by the Corporation of (i) a written undertaking executed by or on behalf of Indemnitee providing that Indemnitee will repay the advance if it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Corporation under the provisions of this Agreement, the Corporation’s Organizational Documents or the TBOC, (ii) satisfactory evidence as to the amount of such Expenses and (iii) a written affirmation by Indemnitee of such person’s good faith belief that such person has met the standard of conduct necessary for indemnification under law.
Section 1.2 Repayment of Advances or Other Expenses. Indemnitee agrees that Indemnitee shall reimburse the Corporation for all Expenses paid by the Corporation in defending any Proceeding against Indemnitee in the event and only to the extent that it shall be determined pursuant to the provisions of this Agreement or by final judgment or other final adjudication under the provisions of any applicable law that Indemnitee is not entitled to be indemnified by the Corporation for such Expenses.
ARTICLE V
Procedure for Determination of Entitlement to Indemnification
Section 1.1 Request for Indemnification. To obtain indemnification, Indemnitee shall submit to the Secretary of the Corporation a written claim or request. Such written claim or request shall contain sufficient information to reasonably inform the Corporation about the nature and extent of the indemnification or advance sought by Indemnitee. The Secretary of the Corporation shall promptly advise the Board of such request.
Section 1.2 Determination of Entitlement.
(a)If there has been no Change of Control at the time the request for indemnification is submitted, Indemnitee’s entitlement to indemnification shall be determined in accordance with Chapter 8 of the TBOC and the determination of whether or not Indemnitee has met the applicable standard care of Texas law (which is a legally required condition to indemnification of Indemnitee under this Agreement) shall be decided as follows:
i.A majority vote of the members of the Board who are Independent Directors even though less than a quorum
ii.A majority vote of a committee of Independent Directors designated by a majority vote of Independent Directors, even though less than a quorum; or
iii.Independent Counsel selected by the Board or a committee of the Board, by vote in accordance with Section 5.2(a)(i) or (ii).
(b)The party or parties selected in accordance with this Section 5.2(a) shall be referred to herein as the “Reviewing Party.”
(c)If there has been a Change of Control at the time the request for indemnification is submitted, Indemnitee’s entitlement to indemnification shall be determined in a written opinion by Independent Counsel selected in accordance with Section 5.2(a)(iii).

(d)If entitlement to indemnification is to be determined by Independent Counsel, the Corporation shall furnish written notice to Indemnitee within 10 days after receipt of the request for indemnification, specifying the identity and address of Independent Counsel. The Indemnitee may, within ten days after such written notice of selection shall have been given, deliver to the Corporation a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Article I hereof, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If (i) the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to this Section and (ii) within 20 days after submission by Indemnitee of a written request for indemnification pursuant to Section 5.1, no Independent Counsel shall have been selected and not objected to, the Corporation or the Indemnitee may petition the Designated Court for resolution of any objection which shall have been made by the Indemnitee to the Corporation’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Designated Court or by such other person as the Designated Court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under this Section. If (i) Independent Counsel does not make any determination respecting Indemnitee’s entitlement to indemnification hereunder within 90 days after receipt by the Corporation of a written request therefor and (ii) any Proceeding pursuant to Section 6.1 is then commenced, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).
Section 1.3 Designated Court. Notwithstanding a final determination by any Reviewing Party that Indemnitee is not entitled to indemnification with respect to a specific Proceeding, Indemnitee shall have the right to apply to the Business Court, for the purpose of enforcing Indemnitee’s right to indemnification pursuant to this Agreement.
Section 1.4 Presumptions and Burden of Proof; Procedures of Independent Counsel. In making a determination with respect to entitlement to indemnification hereunder, the Reviewing Party or court making such determination shall presume that Indemnitee has satisfied the applicable standard of conduct and is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 5.1, and the Corporation shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.
Except in the event that the determination of entitlement to indemnification is to be made by Independent Counsel, if the person or persons empowered under Section 5.2 or 5.3 of this Agreement to determine entitlement to indemnification shall not have made and furnished to Indemnitee in writing a determination within 60 days after receipt by the Corporation of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification unless Indemnitee knowingly misrepresented a material fact in connection with the request for indemnification or such indemnification is prohibited by applicable law. The termination of any Proceeding or of any Matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Corporation, or with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful. A person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan of the Corporation shall be deemed to have acted in a manner not opposed to the best interests of the Corporation.

For purposes of any determination hereunder, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or Proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section shall mean any other corporation or any partnership, limited liability company, association, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this paragraph shall not be deemed to be exclusive or to limit in any way the circumstances in which an Indemnitee may be deemed to have met the applicable standards of conduct for determining entitlement to rights under this Agreement.
Section 1.5 Independent Counsel Expenses. The Corporation shall pay any and all reasonable fees and expenses of Independent Counsel incurred acting pursuant to this Article and in any proceeding to which it is a party or witness in respect of its investigation and written report and shall pay all reasonable fees and expenses incident to the procedures in which such Independent Counsel was selected or appointed. No Independent Counsel may serve if a timely objection has been made to his selection until a court has determined that such objection is without a reasonable basis.
ARTICLE V
Certain Remedies of Indemnitee
Section 1.1 Adjudication. In the event that (i) a determination is made pursuant to Section 5.2 or 5.3 hereof that Indemnitee is not entitled to indemnification under this Agreement; (ii) advancement of Expenses is not timely made pursuant to Section 4.1 of this Agreement; (iii) Independent Counsel is to determine Indemnitee’s entitlement to indemnification hereunder, but does not make that determination within 90 days after receipt by the Corporation of the request for that indemnification; or (iv) payment of indemnification is not made within five days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section 5.2, 5.3 or 5.4 of this Agreement, Indemnitee shall be entitled to an adjudication in the Designated Court, of his entitlement to such indemnification or advancement of Expenses or Other Liabilities. In the event that a determination shall have been made that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 6.1 shall be conducted in all respects as a de novo trial on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding commenced pursuant to this Section 6.1, the Corporation shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses or Other Liabilities, as the case may be. If a determination shall have been made or deemed to have been made that Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 6.1, or otherwise, unless Indemnitee knowingly misrepresented a material fact in connection with the request for indemnification, or such indemnification is prohibited by law.
The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 6.1 that the procedures and presumptions of this Agreement are not valid, binding and enforceable, and shall stipulate in any such proceeding that the Corporation is bound by all provisions of this Agreement. In the event that Indemnitee, pursuant to this Section 6.1, seeks a judicial adjudication to enforce his rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all Expenses actually and reasonably incurred by him in such judicial adjudication, but only if he prevails therein. If it shall be determined in such judicial adjudication that Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Expenses incurred by Indemnitee in connection with such judicial adjudication shall be appropriately prorated.

ARTICLE VI
Participation by the Corporation
Section 1.1 Participation by the Corporation. With respect to any such Proceeding as to which Indemnitee notifies the Corporation of the commencement thereof: (a) the Corporation will be entitled to participate therein at its own expense; (b) except as otherwise provided below, to the extent that it may wish, the Corporation (jointly with any other indemnifying party similarly notified) will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee. After receipt of notice from the Corporation to Indemnitee of the Corporation’s election so to assume the defense thereof, the Corporation will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ his own counsel in such Proceeding but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Corporation, (ii) Indemnitee shall have reasonably concluded that there is a conflict of interest between the Corporation and Indemnitee in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel employed by Indemnitee shall be subject to indemnification pursuant to the terms of this Agreement. The Corporation shall not be entitled to assume the defense of any Proceeding brought in the name of or on behalf of the Corporation or as to which Indemnitee shall have made the conclusion provided for in (ii) above; and (c) the Corporation shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent, which consent shall not be unreasonably withheld. The Corporation shall not settle any action or claim in any manner that would impose any limitation or unindemnified penalty on Indemnitee without Indemnitee’s written consent, which consent shall not be unreasonably withheld.
ARTICLE VII
Miscellaneous
Section 1.1 Nonexclusivity of Rights. The rights of indemnification and advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled to under applicable law, the Corporation’s Certificate of Formation, the Corporation’s Bylaws, any agreement, a vote of shareholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or any provision hereof shall be effective as to any Indemnitee for acts, events and circumstances that occurred, in whole or in part, before such amendment, alteration or repeal. The provisions of this Agreement shall continue as to an Indemnitee whose Corporate Status has ceased for any reason and shall inure to the benefit of his heirs, executors and administrators.
Section 1.2 Insurance and Subrogation. The Corporation shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if, but only to the extent that, Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.
In the event of any payment hereunder, the Corporation shall be subrogated to the extent of such payment to all the rights of recovery of Indemnitee, who shall execute all papers required and take all action reasonably requested by the Corporation to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.
Section 1.3 Acknowledgment of Certain Matters. Both the Corporation and Indemnitee acknowledge that in certain instances, applicable law or public policy may prohibit indemnification of Indemnitee by the Corporation under this Agreement or otherwise. Indemnitee understands and acknowledges that the Corporation has undertaken or may be required in the future to undertake, by the Securities and Exchange Commission, to submit the question of indemnification to a court in certain circumstances for a determination of the Corporation’s right under public policy to indemnify Indemnitee.

Section 1.4 Amendment. This Agreement may not be modified or amended except by a written instrument executed by or on behalf of each of the parties hereto.
Section 1.5 Waivers. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term only by a writing signed by the party against which such waiver is to be asserted. Unless otherwise expressly provided herein, no delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.
Section 1.6 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby are superseded by this Agreement, provided, however, that this Agreement is a supplement to and in furtherance of Chapter 8 of the TBOC, the Certificate of Formation, the Bylaws, any directors and officers liability insurance or other insurance policy providing coverage to Indemnitee maintained by the Corporation and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.
Section 1.7 Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; and, to the fullest extent possible, the provisions of this Agreement shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
Section 1.8 Notices. Promptly after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee shall, if he anticipates or contemplates making a claim for Expenses or an advance pursuant to the terms of this Agreement, notify the Corporation of the commencement of such Proceeding; provided, however, that any delay in so notifying the Corporation shall not constitute a waiver or release by Indemnitee of rights hereunder and that any omission by Indemnitee to so notify the Corporation shall not relieve the Corporation from any liability that it may have to Indemnitee otherwise than under this Agreement. Any communication required or permitted to the Corporation shall be addressed to the Secretary of the Corporation and any such communication to Indemnitee shall be addressed to the Indemnitee’s address as shown on the Corporation’s records unless the Indemnitee specifies otherwise and shall be personally delivered or delivered by overnight mail delivery. Any such notice shall be effective upon receipt.
Section 1.9 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.
Section 1.10 Governing Law; Consent to Jurisdiction.
(a)This Agreement shall be construed in accordance with and governed by the laws of the State of Texas without regard to any principles of conflict of laws that, if applied, might permit or require the application of the laws of a different jurisdiction.

(b)The Corporation and Indemnitee hereby irrevocably (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Business Court in the First Business Court Division (“Business Court”) of the State of Texas (provided that if the Business Court is not then accepting filings or determines that it lacks jurisdiction, the United States District Court for the Northern District of Texas (the “Federal Court”) or, if the Federal Court lacks jurisdiction, the state district courts sitting in Dallas County, Texas (the “State Court”) (the applicable court, whether the Business, Federal, or State Court, the “Designated Court”)), (ii) consent to submit to the exclusive jurisdiction of the Designated Court for purposes of any action or proceeding arising out of or in connection with this Agreement, and (iii) waive any objection to the venue of any such action or proceeding in the Designated Court.
Section 1.11 Headings. The Article and Section headings in this Agreement are for convenience of reference only, and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.
Section 1.12 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.
Section 1.13 Use of Certain Terms. As used in this Agreement, the words “herein,” “hereof,” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular paragraph, subparagraph, section, subsection, or other subdivision. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered to be effective as of the date first above written.

DREAM FINDERS HOMES, INC.

By:
	Name:	Patrick O. Zalupski
	Title:	President, Chief Executive Officer and
Chairman of the Board of Directors

INDEMNITEE

Name:

[Signature Page to Indemnification Agreement]